UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7008
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by eBay Inc. (the “Company”, the "company" or “eBay”), under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 2.02. Results of Operations and Financial Condition.

On October 23, 2019, the company announced its financial results for the quarter ended September 30, 2019. A copy of the company's press release announcing its financial results and certain other information is attached as Exhibit 99.1 to this report.

The attached press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or the SEC: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow and FX-Neutral basis. These non-GAAP measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles. See “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in the attached press release for further information regarding these non-GAAP financial measures, including a reconciliation of these measures to the nearest comparable GAAP measures and an explanation of why the company includes these non-GAAP measures. For figures in this press release reported "on a FX-Neutral basis", we calculate the year-over-year impact of foreign currency movements using prior period foreign currency rates applied to current year transactional currency amounts. We define organic FX-Neutral revenue growth as reported revenue growth, excluding incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions and foreign exchange rate effects.

The attached press release also contains forward-looking statements relating to, among other things, the Company's future performance. A more thorough discussion of certain factors that may affect the Company's actual results and these matters is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the Company's investor relations web site at https://investors.ebayinc.com or the SEC's web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this report, including Exhibit 99.1, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this report:

99.1	Press release dated October 23, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated October 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: October 23, 2019	/s/ Marc D. Rome
Name: Marc D. Rome
Title: Vice President & Deputy General Counsel, Corporate & Assistant Secretary